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                                                                         EXHIBIT

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 6, 2001

                                       TRUSTEE OF THE TRUST UNDER
                                       PARAGRAPH VIII OF THE WILL OF FRANK
                                       R. SEAVER, DECEASED


                                       The Seaver Institute, as Trustee



                                       By: /s/ VICTORIA SEAVER DEAN
                                          --------------------------------------
                                            Victoria Seaver Dean,
                                            President



                                       THE SEAVER INSTITUTE



                                       By: /s/ VICTORIA SEAVER DEAN
                                          --------------------------------------
                                            Victoria Seaver Dean,
                                            President